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                     ACCOUNTS RECEIVABLE FINANCING AGREEMENT


      This ACCOUNTS RECEIVABLE FINANCING AGREEMENT is entered into this 9th day of August, 2001 by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" (FAX 617-969-5965) ("Bank") and GREENFIELD ONLINE, INC., a Delaware corporation with its principal place of business at 21 River Road, Wilton, Connecticut 06897 (FAX 203-838-8686) ("Borrower") and provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

1.    DEFINITIONS.  In this Agreement:

      "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

      "ACCOUNT BALANCE" is the aggregate outstanding Advances made hereunder.

      "ACCOUNT DEBTOR" is as defined in the Code and shall include, without limitation, any person liable on any Financed Receivable, such as, a guarantor of the Financed Receivable and any issuer of a letter of credit or banker's acceptance.

      "ADJUSTED QUICK RATIO" is the ratio of Quick Assets to Current Liabilities minus Deferred Revenue.

      "ADJUSTMENTS" are all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor for any Financed Receivable.

      "ADVANCE" is defined in Section 2.2.

      "ADVANCE RATE" is eighty percent (80.0%), net of any offsets related to each specific Account Debtor, or such other percentage as Bank establishes under
Section 2.2; provided however, if the Borrower is unable to maintain a Adjusted Quick Ratio of at least 1.25 to 1.0, then the Advance Rate will be 80% net of Deferred Revenue and offsets related to each specific Account Debtor.

      "APPLICABLE RATE" is a per annum rate equal to the "Prime Rate" plus one and three-quarters percent (1.75%).

      "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

      "CODE" is the Uniform Commercial Code as adopted by The Commonwealth of Massachusetts (presently, Mass. Gen. Laws, Ch. 106), as may be amended and in effect from time to time.

      "COLLATERAL" is attached as EXHIBIT "A".

      "COLLATERAL HANDLING FEE" is defined in Section 3.4.

      "COLLECTIONS" are all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables.
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      "COMPLIANCE CERTIFICATE" is attached as EXHIBIT "B".

      "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

      "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

      "DEFERRED REVENUE" is all amounts received in advance of performance under contracts and not yet recognized as revenue.

      "EARLY TERMINATION FEE" is defined in Section 4.3.

      "EBITDA" means earnings before interest, taxes, depreciation and amortization in accordance with GAAP.

      "EVENT OF DEFAULT" is defined in Section 9.

      "FACILITY" is an extension of credit by Bank to Borrower in order to finance Receivables with an aggregate Account Balance not exceeding the Facility Amount.

      "FACILITY AMOUNT" is Four Million Dollars ($4,000,000.00).

      "FACILITY FEE" is defined in Section 3.3.

      "FACILITY PERIOD" is the period beginning on this date and continuing until one year from the date of this Agreement, unless the period is terminated sooner by Bank with notice to Borrower or by Borrower pursuant to Section 4.3.

      "FINANCE CHARGES" is defined in Section 3.2.

      "FINANCED RECEIVABLES" are all those accounts, receivables, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, bankers acceptances, and rights to payment, and all proceeds, including their proceeds (collectively "receivables"), which Bank finances and make an Advance. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been finally paid.

      "FINANCED RECEIVABLE BALANCE" is the total outstanding amount, at any time, of all Financed Receivables.

      "GAAP" is generally accepted accounting principles as adopted by the Financial Accounting Standards Board.

      "GOOD FAITH DEPOSIT" is described in Section 3.8.
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      "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

      "INELIGIBLE RECEIVABLE" is any accounts receivable:

            (a) that is unpaid (90) calendar days after the invoice date; or

            (b) that is owed by an Account Debtor that has filed, or has had filed against it, any bankruptcy case, assignment for the benefit of creditors, receivership, or Insolvency Proceeding or who has become insolvent (as defined in the United States Bankruptcy Code) or who is generally not paying its debts as they become due; or

            (c) for which there has been any breach of warranty or representation in Section 6 or any breach of any covenant in this Agreement; or

            (d) for which the Account Debtor asserts any discount, allowance, return, dispute, counterclaim, offset, defense, right of recoupment, right of return, warranty claim, or short payment.

      "INSOLVENCY PROCEEDING" are proceedings by or against any person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

      "INVOICE TRANSMITTAL" shows accounts receivable which Bank may finance and, for each receivable, includes the Account Debtor's, name, address, invoice amount, invoice date and invoice number and is signed by Borrower's authorized representative.

      "LOCKBOX" is described in Section 6.3(J).

      "MINIMUM FINANCE CHARGE" is a minimum monthly Finance Charge of $7,500.00 payable to the Bank.

      "OBLIGATIONS" are all advances, liabilities, obligations, covenants and duties owing, arising, due or payable by Borrower to Bank now or later under this Agreement or any other document, instrument or agreement, account (including those acquired by assignment) primary or secondary, such as all Advances, Finance Charges, Facility Fee, Early Termination Fee, Collateral Handling Fee, interest, fees, expenses, professional fees and attorneys' fees, or other amounts now or hereafter owing by Borrower to Bank.

      "PERMITTED INDEBTEDNESS" is: (i) Borrower's Indebtedness to Bank under this Agreement; (ii) Indebtedness existing on the Closing Date and shown on the Schedule entitled "permitted indebtedness"; (iii) Indebtedness to trade creditors incurred in the ordinary course of business; (iv) Indebtedness secured by Permitted Liens; (v) Subordinated Debt; and (v) reimbursement obligations not to exceed $200,000 regarding letters of credit issued on behalf of Borrower for the benefit of Borrower's landlords.

      "PERMITTED LIENS" are: (i) Liens existing on the Closing Date and shown on the Schedule entitled "permitted liens" or arising under this Agreement; and
(ii)Purchase money Liens securing Indebtedness not to exceed $750,000 (A) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment, or (B) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of such specific Equipment.

      "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

      "PRIME RATE" is Bank's most recently announced "Prime Rate," even if it is not Bank's lowest rate.
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      "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

      "RECONCILIATION DAY" is the last calendar day of each month.

      "RECONCILIATION PERIOD" is each calendar month.

      "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank, pursuant to a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor), on terms acceptable to Bank.

      "SUBSIDIARY" is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

      "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

2.    FINANCING OF ACCOUNTS RECEIVABLE.

      2.1. REQUEST FOR ADVANCES. During the Facility Period, Borrower may offer accounts receivable to Bank and request that the Bank finance such accounts receivables, if there is not an Event of Default. Borrower will deliver an Invoice Transmittal for each accounts receivable it offers. Bank may rely on information on or with the Invoice Transmittal.

      2.2. ACCEPTANCE OF ACCOUNTS RECEIVABLE. Bank is not obligated to finance any accounts receivable. Bank may approve any Account Debtor's credit before agreeing to finance any accounts receivable. When Bank agrees to finance a receivable, it will extend credit to Borrower in an amount up to the result of the Advance Rate multiplied by the face amount of the receivable (the "Advance"). Bank may, in its discretion, change the percentage of the Advance Rate. When Bank makes an Advance, the receivable becomes a "Financed Receivable." All representations and warranties in Section 6 must be true as of the date of the Invoice Transmittal and of the Advance and no Event of Default exists would occur as a result of the Advance. The aggregate amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount.

3. COLLECTIONS, FINANCE CHARGES, REMITTANCES AND FEES. The Obligations shall be subject to the following fees and Finance Charges. Fees and Finance Charges may, in Bank's discretion, be charged as an Advance, and shall thereafter accrue fees and Finance Charges as described below. Bank may, in its discretion, charge fees and Finance Charges to Borrower's deposit account maintained with Bank.

      3.1. COLLECTIONS. Collections will be credited to the Financed Receivables Balance, but if there is an Event of Default, Bank may apply Collections to the Obligations in any order it chooses. If Bank receives a payment for both a Financed Receivable and a non Financed Receivable, the funds will first be applied to the Financed Receivable and, if there is not an Event of Default, the excess will be remitted to the Borrower, subject to Section 3.7.

      3.2. FINANCE CHARGES. In computing Finance Charges on the Obligations, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations three (3) Business Days after receipt of the Collections. Borrower will pay a finance charge (the "Finance Charge"), which is equal to the greater of (i) the Applicable Rate multiplied by the number of days in the Reconciliation Period multiplied by the outstanding average daily Financed Receivable Balance for that Reconciliation Period, or (ii) the Minimum Finance Charge, as and when same may be applicable. After an Event of Default, Obligations accrue interest at five percent (5%) above the Applicable Rate effective immediately before the Event of Default.

      3.3.  FACILITY FEE. A fully earned, non-refundable facility fee of
Forty Thousand Dollars ($40,000.00) is due upon execution of this
Agreement.
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      3.4. COLLATERAL HANDLING FEE. On each Reconciliation Day, Borrower will pay to Bank a collateral handling fee, equal to 0.375% per month of the average daily Financed Receivable Balance outstanding during the applicable Reconciliation Period. After an Event of Default, the Collateral Handling Fee will increase an additional 0.50% effective immediately before the Event of Default.

      3.5. ACCOUNTING. After each Reconciliation Period, Bank will provide an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, Collateral Handling Fee and the Facility Fee. If Borrower does not object to the accounting in writing within thirty (30) days it is considered correct. All Finance Charges and other interest and fees are calculated on the basis of a 360 day year and actual days elapsed.

      3.6. DEDUCTIONS. Bank may deduct fees, Finance Charges and other amounts due pursuant to this Agreement from any Advances made or Collections received by Bank.

      3.7. ACCOUNT COLLECTION SERVICES. All Borrower's receivables are to be paid to the same address/or party and Borrower and Bank must agree on such address. If Bank collects all receivables and there is not an Event of Default or an event that with notice or lapse of time will be an Event of Default, within three (3) days of receipt of those collections, Bank will give Borrower the receivables collections it receives for receivables other than Financed Receivables and/or amount in excess of the amount for which Bank has made an Advance to Borrower, less any amount due to Bank, such as the Finance Charge, the Facility Fee, other fees and expenses, or otherwise. This Section 3.7 does not impose any affirmative duty on Bank to do any act other than to turn over amounts. All receivables and collections are Collateral and if an Event of Default occurs, Bank need not remit collections of Collateral and may apply them to the Obligations.

      3.8. GOOD FAITH DEPOSIT. Borrower has paid to Bank a Good Faith Deposit of $20,000.00 to initiate Bank's due diligence review process.
Any portion of the deposit not utilized to pay expenses will be applied to the Facility Fee.

4.    REPAYMENT OF OBLIGATIONS.

      4.1. REPAYMENT ON MATURITY. Borrower will repay each Advance on the earliest of: (a) payment of the Financed Receivable in respect which the Advance was made, (b) the Financed Receivable becomes an Ineligible Receivable, (c) when any Adjustment is made to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable is not otherwise an Ineligible Receivable), or (d) the last day of the Facility Period (including any early termination). Each payment will also include all accrued Finance Charges on the Advance and all other amounts due hereunder.

      4.2. REPAYMENT ON EVENT OF DEFAULT. Upon the occurrence of an Event of Default which has not been cured (if such default is capable of being cured), Borrower will, if Bank demands (or, in an Event of Default under Section 9(B), immediately without notice or demand from Bank) repay all of the Advances. The demand may, at Bank's option, include the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, the Early Termination Fee, Collateral Handling Fee, attorneys and professional fees, court costs and expenses, and any other Obligations.

      4.3. EARLY TERMINATION OF AGREEMENT. This Agreement may be terminated prior to the last day of the Facility Period as follows: (i) by Borrower, effective three (3) Business Days after written notice of termination is given to Bank; or (ii) by Bank at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Bank, Borrower shall pay to Bank a termination fee in an amount equal to Sixty Thousand Dollars ($60,000.00) (the "Early Termination Fee"). The termination fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations. Notwithstanding the foregoing, Bank agrees to waive the Early Termination Fee if Bank agrees to refinance the Obligations (in its sole and exclusive discretion) prior to the last day of the Facility Period.

5.    POWER OF ATTORNEY.  Borrower irrevocably appoints Bank and its successors and assigns it attorney-in-fact and authorizes Bank to:
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               (A) following the occurrence of an Event of Default which has not been cured, sell, assign, transfer, pledge, compromise, or discharge all or any part of the Financed Receivables:

               (B) following the occurrence of an Event of Default which has not been cured, demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed Receivables, including filing a claim or voting a claim in any bankruptcy case in Bank's or Borrower's name, as Bank chooses:

               (C) following the occurrence of an Event of Default which has not been cured, prepare, file and sign Borrower's name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics' lien or similar document;

               (D) regardless of whether there has been an Event of Default, notify all Account Debtors to pay Bank directly;

               (E) regardless of whether there has been an Event of Default, receive, open, and dispose of mail addressed to Borrower;

               (F) regardless of whether there has been an Event of Default, endorse Borrower's name on check or other instruments (to the extent necessary to pay amounts owed pursuant to this Agreement); and

               (G) regardless of whether there has been an Event of Default, execute on Borrower's behalf any instruments, documents, financing statements to perfect Bank's interests in the Financed Receivables and Collateral and do all acts and things necessary or expedient, as determined solely and exclusively by the Bank, to protect, preserve, and otherwise enforce the Bank's rights and remedies under this Agreement, as directed by the Bank.

6.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

      6.1. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants for each Financed Receivable:

               (A) Borrower is the owner with legal right to sell, transfer and assign it;

               (B) The correct amount is on the Invoice Transmittal and is not disputed;

               (C) Payment is not contingent on any obligation or contract and it has fulfilled all its obligations as of the Invoice Transmittal date;

               (D) It is based on an actual sale and delivery of goods and/or services rendered, due to Borrower, it is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances;

               (E) There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

               (F) Borrower reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

               (G) Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

               (H) Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

               (I) No representation, warranty or other statement of Borrower in any certificate or written
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            statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

      6.2. ADDITIONAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

               (A) Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with Borrower's organizational documents or constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

               (B) Borrower has good title to the Collateral. All inventory is in all material respects of good and marketable quality, free from material defects.

               (C) Other than as shown on Schedule 6.2(c), there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary.

               (D) All consolidated financial statements for Borrower and any
            Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

               (E) Borrower is able to pay its debts (including trade debts) as they mature.

               (F) No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

               (G) Borrower is not an "investment company" or a company
            "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules. None of Borrower's properties or assets has been used by Borrower, to the best of Borrower's knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

      6.3.  AFFIRMATIVE COVENANTS.  Borrower will do all of the following:

               (A) Maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to Borrower's business or operations.

               (B) Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment if requested.

               (C) Provide a written report within sixty (60) days after the invoice date respecting any Financed Receivable (or as and when otherwise directed by the Bank), if payment of any Financed Receivable does not occur by its due date and include the reasons for the delay.

               (D) Borrower shall deliver to Bank: (i) as soon as available, but no later than thirty(30) days
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            after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form acceptable to Bank and certified Borrower; (ii) as soon as available, but no later than one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion an opinion which is unqualified or otherwise consented to by Bank on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) in the event that Borrower's stock becomes publicly held, within five (5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; and (vi) budgets, sales projections, operating plans or other financial information Bank requests.

               (E) Borrower shall keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show the Bank as an additional insured and all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations.

               (F) Execute any further instruments and take further action as
            Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

               (G) Provide Bank with a Compliance Certificate no later than forty-five (45) days following each quarter end or as requested by Bank.

               (H) Provide Bank with, as soon as available, but no later than thirty (30) days following each Reconciliation Period, a company prepared balance sheet and income statement, prepared under GAAP, consistently applied, covering Borrower's operations during the period together with an aged listing of accounts receivables and accounts payable, along with a deferred revenue report. All of the foregoing shall be in form and substance satisfactory to the Bank.

               (I) Immediately notify, transfer and deliver to Bank all
            collections Borrower receives for Financed Receivables (and, as and when required hereunder, for all receivables).

               (J) Borrower shall direct each Account Debtor (and each
            depository institution where proceeds of accounts receivable are on deposit) to make payments with respect to all receivables to a lockbox account established with the Bank ("Lockbox") or to wire transfer payments to a cash collateral account that Bank controls, as and when directed by the Bank from time to time, at its option and at the sole and exclusive discretion of the Bank. Until such Lockbox can be established, the Borrower shall remit all receivable cash payments and remittances to the Bank at least weekly (at the close of business on each Friday) along with a detailed cash receipts journal . It will be considered an immediate Event of Default if the Lockbox is not set-up and operational within 60 days from the date of this Agreement.

               (K) Borrower will allow Bank to audit Borrower's Collateral, including, but not limited to, Borrower's Accounts and accounts receivable, at Borrower's expense, on a quarterly basis, upon reasonable notice. Provided, however, if an Event of Default has occurred, Bank may audit Borrower's Collateral, including, but not limited to, Borrower's Accounts and accounts receivable at Bank's sole and exclusive discretion and without notification and authorization from Borrower. Notwithstanding the foregoing, Bank will not make any Advances hereunder until it has conducted an initial audit of Borrower's Collateral and is satisfied with the results thereof.

               (L) Maintain at all times after August 1, 2001 an Adjusted Quick
            Ratio of at least 1.25 to 1.0, which Adjusted Quick Ratio will be tested by Bank on a monthly basis.

               (M) Sustain EBITDA losses of not more than: (i) $400,000 for the month ending June 30, 2001, and (ii) $300,000 for the months ending July 31, 2001 and August 31, 2001. Borrower shall have EBITDA of not less than $1.00 for the month ending September 30, 2001 and each month thereafter.

               (N) Maintain its primary operating and depository accounts with
            Bank. All necessary account transfers shall take place no later than 30 days from the date of this Agreement.

      6.4. NEGATIVE COVENANTS. Borrower will not do any of the following without Bank's prior written consent:

               (A) Assign, transfer, sell or grant, or permit any lien or security interest in the Collateral, other than Permitted Liens.

               (B) Convey, sell, lease, transfer or otherwise dispose of the
            Collateral other than the sale or license of Borrower's inventory in the ordinary course of business and the sale, transfer, or other disposal of obsolete Equipment.

               (C) Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

               (D) Directly or indirectly enter into or permit to exist any material transaction with any affiliate or subsidiary of Borrower or make any distributions to any affiliate or subsidiary, except for
            (i) transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated person or (ii) the affliated transactions described on Schedule 6.4(D) hereto

               (E) Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

               (F) Become an "investment company" or a company controlled by an
            "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, or permit any of its subsidiaries to do so.

               (G) Borrower shall not, without at least thirty (30) days prior written notice to Bank: (i) relocate its chief executive office, or add any new offices or business locations, or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization.

               (H) Keep any Collateral in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver any Collateral to such a bailee, then Borrower shall receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

7. ADJUSTMENTS. If any Account Debtor asserts a discount, allowance, return, offset, defense, warranty claim, or the like on a Financed Receivable (an "Adjustment") or if Borrower breaches any of the representations, warranties or covenants set forth in Section 6, Borrower will promptly advise Bank. Borrower will resell any rejected, returned, or recovered personal property for Bank, at Borrower's expense, and pay proceeds to Bank. While Borrower has returned goods that are Borrower property, Borrower will segregate and mark them "Subject to a Security Interest on behalf of Silicon Valley Bank." Bank has a security interest in the Financed Receivables and until receipt of payment, has the right to take possession of any rejected, returned, or recovered personal property.

8. SECURITY INTEREST. Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under this Agreement. Any security interest shall be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral.

9. EVENTS OF DEFAULT. Any one or more of the following is an Event of Default.

               (A) Borrower fails to pay any amount owed to Bank when due;

               (B) Borrower files or has filed against it any Insolvency
            Proceedings or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets;

               (C) Borrower becomes insolvent or is generally not paying its debts as they become due;

               (D) Any involuntary lien, garnishment, attachment attaches to the
            Financed Receivables or any Collateral or the service of process upon Bank seeking to attach, by mesne or trustee process any funds of Borrower on deposit with Bank;

               (E) Borrower breaches any covenant, agreement, warranty, or representation set forth in this Agreement or any other agreement between Borrower and Bank is an immediate Event of Default;

               (F) Borrower is in default, after the expiration of all
            applicable notice and cure periods, under any document, instrument or agreement evidencing any debt, obligation or liability in favor of Bank its affiliates or vendors regardless of whether the debt, obligation or liability is direct or indirect, primary or secondary, or fixed or contingent;

               (G) An event of default occurs and continues after the expiration of all applicable notice and cure periods under any guaranty of the Obligations or any material provision of any guaranty is not valid or enforceable or a guaranty is repudiated or terminated;

               (H) A material default or Event of Default occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination agreement with Bank, insofar as Borrower has had opportunity to cure such default and has failed to do so;

               (I) Any creditor that has signed a subordination agreement with
            Bank breaches any terms of the subordination agreement; or

               (J) Any of the following occurs:(i) A material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral; (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower occurs; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iv) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6.3 during the next succeeding financial reporting period.

10.   REMEDIES.

      10.1. REMEDIES UPON DEFAULT. When an Event of Default occurs and for so long as such Event of Default has not been cured, (1) Bank may stop financing receivables or extending credit to Borrower; (2) at Bank's option and on demand, all or a portion of the Obligations (or, for to an Event of Default described in Section 9(B), automatically and without demand) are due and payable in full; (3) the Bank may apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower; (4) Bank may exercise all rights and remedies under this Agreement and applicable law, including those of a secured party under the Code, power of attorney rights in Section 5 for the Collateral, and the right to ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, collect, dispose of, sell, lease, use, and realize upon all Financed Receivables and Collateral in any commercial manner; and (5) Bank may make any payments and do any acts that are reasonably necessary to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies. Borrower agrees that any notice of sale required to be given to Borrower is deemed given if at least five (5) days before the sale may be held.

      10.2. DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

      10.3. DEFAULT RATE. If any amount is not paid when due, the amount bears interest at the Applicable Rate plus five percent until the earlier of (a) payment in good funds or (b) entry of a final judgment when the principal amount of any money judgment will accrue interest at the highest rate allowed by law.

11. FEES, COSTS AND EXPENSES. The Borrower will pay on demand all fees, costs and expenses (including attorneys' and professionals fees with costs and expenses) that Bank incurs from: (a) preparing, negotiating, administering, and enforcing this Agreement or related agreement, including any amendments, waivers or consents, (b) any litigation or dispute relating to the Financed Receivables, the Collateral, this Agreement or any other agreement, (c) enforcing any rights against Borrower or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Financed Receivables or other Collateral, (e) collecting the Financed Receivables and the Obligations, and (f) any bankruptcy case or insolvency proceeding involving Borrower, any Financed Receivable, the Collateral, any Account Debtor.

12. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER. This Agreement shall be construed, governed, and enforced pursuant to the laws (without regard to conflict of law principles) of The Commonwealth of Massachusetts. Borrower and Bank each submits to the exclusive jurisdiction of the State and Federal courts in Suffolk County, Massachusetts.

   BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

13. NOTICES. Notices or demands by either party about this Agreement must be in writing and personally delivered or sent by an overnight delivery service, by certified mail postage prepaid return receipt requested, or by FAX to the addresses listed at the beginning of this Agreement. A party may change notice address by written notice to the other party.

14.   GENERAL PROVISIONS.

      14.1. SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank may, without the consent of or notice to Borrower, sell, transfer, or grant participation in any part of Bank's obligations, rights or benefits under this Agreement.

      14.2. INDEMNIFICATION. Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) losses or expenses incurred, or paid by Bank from or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

      14.3. RIGHT OF SET-OFF. Borrower and any guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      14.4. TIME OF ESSENCE. Time is of the essence for performance of all obligations in this Agreement.

      14.5. SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

      14.6. AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing. This Agreement is the entire agreement about this subject matter and supersedes prior negotiations or agreements.

      14.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts and when executed and delivered are one Agreement.

      14.8. REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, or any other documents, instruments and agreement by and between Borrower and Bank are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

      14.9. SURVIVAL. All covenants, representations and warranties made in this Agreement continue in force while any Financed Receivable amount remains outstanding. Borrower's indemnification obligations survive until all statutes of limitations for actions that may be brought against Bank have run.

      14.10. CONFIDENTIALITY. Bank will use the same degree of care handling Borrower's confidential information that it uses for its own confidential information, but may disclose information; (i) to its subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Agreement, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with an examination or audit and (v) as it considers appropriate exercising the remedies under this Agreement. Confidential information does not include information that is either: (a) in the public domain or in Bank's possession when disclosed, or becomes part of the public domain after disclosure to Bank; or (b) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

      14.11. OTHER AGREEMENTS. This Agreement may not adversely affect Banks rights under any other document or agreement. If there is a conflict between this Agreement and any agreement between Borrower and Bank, Bank may determine in its sole discretion which provision applies. Borrower acknowledges that any security agreements, liens and/or security interests securing payment of Borrower's Obligations also secure Borrower's Obligations under this Agreement and are not adversely affected by this Agreement. Additionally, (a) any Collateral under other agreements or documents between Borrower and Bank secures Borrowers Obligations under this Agreement and (b) a default by Borrower under this Agreement is a default under agreements between Borrower and Bank.

      EXECUTED under seal as of the date first written above.

   GREENFIELD ONLINE, INC.


   By ____________________________________

   Title ___________________________________



   SILICON VALLEY BANK


   By_____________________________________

   Title ___________________________________

                        FIRST LOAN MODIFICATION AGREEMENT

      This First Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of September 24, 2001, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and GREENFIELD ONLINE, INC., a Delaware corporation with its principal place of business at 21 River Road, Wilton, Connecticut 06897 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other obligations and indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 9, 2001, evidenced by, among other documents, a certain Accounts Receivable Financing Agreement dated as of August 9, 2001 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Obligations".

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and a certain Intellectual Property Security Agreement dated August 9, 2001 (the "IP Agreement") (the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

            Modifications to Loan Agreement.


The Loan Agreement shall be amended by deleting the following definition appearing in Section 1 thereof:

                        ""FACILITY AMOUNT" is Four Million Dollars
                        ($4,000,000.00)."

                  and inserting in lieu thereof the following:

                        ""FACILITY AMOUNT" is (i) prior to the occurrence of an Audit Event, One Million Eight Hundred Seventy-Five Thousand Dollars ($1,875,000.00) or (ii) after the occurrence of an Audit Event, Four Million Dollars ($4,000,000.00)."


The Loan Agreement shall be amended by adding the following definition alphabetically in Section 1 thereof:

                        ""AUDIT EVENT" is the receipt by Bank of an audit of Borrower's Collateral satisfactory to Bank (in its sole discretion) in all respects."

The Loan Agreement shall be amended by deleting Section 6.3 (L) and (M) thereof and inserting in lieu thereof the following:

                  "(L)  INTENTIONALLY OMITTED.

                  (M) Borrower shall have EBITDA of not less than $1.00 for the month ending September 30, 2001 and each month thereafter. Notwithstanding the foregoing,

                        Borrower may have one (1) month thereafter of EBITDA losses not to exceed $50,000.00."

4. COLLATERAL AUDIT. Borrower acknowledges and agrees that in accordance with Bank's right to audit Borrower's Collateral as set forth in Section 6.3(K) of the Loan Agreement, Borrower will provide Bank access to its financial records so that Bank may audit Borrower's Collateral on or before December 1, 2001.

5. FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).


            [The remainder of this page is intentionally left blank]

      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

  GREENFIELD ONLINE, INC.                       SILICON VALLEY BANK


By:                                             By:
       -----------------------------                   -------------------------
Name:  Jonathan A. Flatow                       Name:
       -----------------------------                   -------------------------
Title: Secretary                                Title:
       -----------------------------                   -------------------------

                       SECOND LOAN MODIFICATION AGREEMENT

      This Second Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of January 31, 2002, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and GREENFIELD ONLINE, INC., a Delaware corporation with its principal place of business at 21 River Road, Wilton, Connecticut 06897 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other obligations and indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 9, 2001, evidenced by, among other documents, a certain Accounts Receivable Financing Agreement dated as of August 9, 2001 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Obligations".

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and a certain Intellectual Property Security Agreement dated August 9, 2001 (the "IP Agreement") (the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

            Modifications to Loan Agreement.

            The Loan Agreement shall be amended by adding the following definitions alphabetically in Section 1 thereof:

                        ""CONTINGENT GUARANTEE" is a guarantee of all Obligations to the Bank remaining due under the Facility after Bank has exercised all of its rights in and recourse to the Collateral."

                        ""INVESTORS" are all holders of the June 2001 10% Notes and the September 2001 10% Notes and their respective subsidiaries and affiliates."

                        ""JUNE 2001 10% NOTES" are those certain promissory notes issued pursuant to a Note Purchase Agreement dated June 28, 2001 between the Company and the Purchasers listed therein.)."

                        ""SEPTEMBER 2001 10% NOTES" are those certain promissory notes issued pursuant to a Note Purchase Agreement dated September 18, 2001 between the Company and the Purchasers listed therein."


            The Loan Agreement shall be amended by adding Section 9 (K):


                        "(K) The Borrower fails to deliver a Contingent Guarantee in such form and content, and executed by such Investors, as may be satisfactory to the Bank on or before November 1, 2001."

4. FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

7. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

9. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).


            [The remainder of this page is intentionally left blank]

      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

  GREENFIELD ONLINE, INC.               SILICON VALLEY BANK


By:                                     By:
       ---------------------------              --------------------------------
Name:  Jonathan A. Flatow               Name:
       ---------------------------              --------------------------------
Title:   Secretary                      Title:
       ---------------------------              --------------------------------

                        THIRD LOAN MODIFICATION AGREEMENT

      This Third Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of September 26, 2002, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and GREENFIELD ONLINE, INC., a Delaware corporation with its principal place of business at 21 River Road, Wilton, Connecticut 06897 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other obligations and indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 9, 2001, evidenced by, among other documents, a certain Accounts Receivable Financing Agreement dated as of August 9, 2001, as amended by a certain First Loan Modification Agreement dated as of September 24, 2001, as affected by a certain Consent and Partial Release dated December 21, 2001 and a certain Consent dated January 30, 2002, as further amended by a certain Second Loan Modification Agreement dated as of January 31, 2002 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and a certain Intellectual Property Security Agreement dated August 9, 2001 (the "IP Agreement") (the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF CHANGE IN TERMS.

            Modifications to Loan Agreement.

            The Loan Agreement shall be amended by deleting the following definition appearing in Section 1 thereof:

                        ""FACILITY PERIOD" is the period beginning on this date and continuing until one year from the date of this Agreement, unless the period is terminated sooner by Bank with notice to Borrower or by Borrower pursuant to
                        Section 4.3."

                  and inserting in lieu thereof the following:

                        ""FACILITY PERIOD" is the period beginning on this date and August 22, 2003, unless the period is terminated sooner by Bank with notice to Borrower or by Borrower pursuant to Section 4.3."

            The Loan Agreement shall be amended by deleting Section 6.3 (M)
                  thereof and inserting in lieu thereof the following:

                        "(M) Borrower shall have EBITDA of not less than $1.00 for the month ending September 30, 2002 and each month thereafter."

4. COLLATERAL AUDIT. Borrower acknowledges and agrees that in accordance with Bank's right to audit Borrower's Collateral as set forth in Section 6.3(K) of the Loan Agreement, Borrower will provide Bank access to its financial records so that Bank may audit Borrower's Collateral on or before December 1, 2002.

5. FEES. Borrower shall pay to Bank a modification fee equal to Twenty Thousand Dollars ($20,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

6. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreement, and acknowledges, confirms and agrees that the IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said Intellectual Property Security Agreement.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

12. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).


            [The remainder of this page is intentionally left blank]

      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

GREENFIELD ONLINE, INC.                   SILICON VALLEY BANK


By:                                       By:
       ------------------------------            -------------------------------
Name:                                     Name:
       ------------------------------            -------------------------------
Title:                                    Title:
       ------------------------------            -------------------------------

                       FOURTH LOAN MODIFICATION AGREEMENT

      This Fourth Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of August 22, 2003, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and GREENFIELD ONLINE, INC., a Delaware corporation with its principal place of business at 21 River Road, Wilton, Connecticut 06897 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other obligations and indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 9, 2001, evidenced by, among other documents, a certain Accounts Receivable Financing Agreement dated as of August 9, 2001, as amended by a certain First Loan Modification Agreement dated as of September 24, 2001, as affected by a certain Consent and Partial Release dated December 21, 2001 and a certain Consent dated January 30, 2002, as further amended by a certain Second Loan Modification Agreement dated as of January 31, 2002, as further amended by a certain Third Loan Modification Agreement dated September 26, 2002, as further affected by a certain Limited Waiver dated August 6, 2003 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and a certain Intellectual Property Security Agreements dated August 9, 2001 and September 26, 2002 (collectively, the "IP Agreement") (hereinafter, collectively, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

            Modifications to Loan Agreement.

            Effective as of the date hereof, the Loan Agreement shall be amended by deleting the definition of "Applicable Rate" appearing in
                  Section 1 thereof and inserting in lieu thereof the following:

                        ""APPLICABLE RATE" is a per annum rate equal to the Prime Rate plus one percent (1.00%)."

            The Loan Agreement shall be amended by deleting the definition of
                  "Facility Period" appearing in Section 1 thereof and inserting in lieu thereof the following:

                        ""FACILITY PERIOD" is the period beginning on this date and ending on August 22, 2005, unless the period is terminated sooner by Bank with notice to Borrower or by Borrower pursuant to Section 4.3."

            The Loan Agreement shall be amended by deleting the definition of
                  "Minimum Finance Charge" appearing in Section 1 thereof and inserting in lieu thereof the following:

                        ""MINIMUM FINANCE CHARGE" is a minimum monthly Finance Charge of $5,000.00 payable by Borrower to Bank."

            The Loan Agreement shall be amended by deleting Section 4.3 thereof and inserting in lieu thereof the following:

                        "4.3 EARLY TERMINATION OF AGREEMENT. This Agreement may be terminated prior to the last day of the Facility Period as follows: (i) by Borrower, effective three (3) Business Days after written notice of termination is given to Bank; or (ii) by Bank at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Bank on or before the last day of the Facility Period, Borrower shall pay to Bank a termination fee in an amount equal to Ten Thousand Dollars ($10,000.00). The termination fee (the "Early Termination Fee") shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations. Notwithstanding the foregoing, Bank agrees to waive the Early Termination Fee if Bank agrees to refinance and redocument this Agreement under this or another division of Bank (in its sole and exclusive discretion) prior to the last day of the Facility Period."

            The Loan Agreement shall be amended by deleting Section 6.3(D)(ii)
                  thereof and inserting in lieu thereof the following:

                        "(ii) audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion an opinion which is unqualified or otherwise consented to by Bank on the financial statements from an independent certified public accounting firm acceptable to Bank, to be delivered to Bank as soon as available, but no later than: (x) September 30, 2003 for Borrower's fiscal year 2001 audited statements, (y) March 31, 2004 for Borrower's fiscal year 2002 audited statements, and (z) one hundred eighty (180) days after the end of Borrower's fiscal year for each fiscal year thereafter.

            The Loan Agreement shall be amended by deleting Section 6.3(K)
                  thereof and inserting in lieu thereof the following:

                        "(K) Borrower will allow Bank to audit the Collateral, including, but not limited to, Borrower's Accounts, at Borrower's expense, annually upon reasonable notice. Provided, however, if an Event of Default has occurred, Bank may audit the Collateral, including, but not limited to, Borrower's Accounts, at Bank's sole and exclusive discretion and without notification and authorization from Borrower."

4. FEES. Borrower shall pay to Bank a modification fee equal to Fifteen Thousand Dollars ($15,000.00) (the "Modification Fee"), which Modification Fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. ACQUISITION FINANCING. Borrower and Bank acknowledge and agree that Borrower is considering acquiring one or more entities or assets (the "Potential Acquisitions") prior to the end of the Facility Period. Borrower has indicated to Bank that it may seek to finance all or portions of any such Potential Acquisitions with Bank (the "Acquisition Financing"). Bank agrees that in the event that Bank is unwilling to provide to Borrower the Acquisition Financing with respect to any Potential Acquisition proposed by Borrower during the Facility Period, on terms reasonably acceptable to Borrower and Borrower elects to terminate the Loan Agreement solely as a result of same, Bank will agree to waive the Early Termination Fee and will refund a pro-rata portion of the Modification Fee, up to $10,000, based upon the date of termination (for example, termination after one year (August 22, 2004) would result in a $7,500.00 refund of the Modification Fee and termination after 23 months (July 22, 2005) would result in a $625.00 refund of the Modification
Fee). Nothing contained herein shall be deemed to waive any rights Bank has to consent to any such Potential Acquisition which is otherwise prohibited by the terms of the Loan Agreement.

6. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreement, and acknowledges, confirms and agrees that, IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Agreement.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

12. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.


            [The remainder of this page is intentionally left blank]

      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

GREENFIELD ONLINE, INC.                   SILICON VALLEY BANK


By:                                       By:
       ----------------------------              -------------------------------
Name:                                     Name:
       ----------------------------              -------------------------------
Title:                                    Title:
       ----------------------------              -------------------------------